UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2019

NCL CORPORATION LTD.

(Exact name of Registrant as specified in its charter)

Bermuda

(State of Incorporation)

333-128780

(Commission File Number)

20-0470163

(I.R.S. Employer Identification No.)

7665 Corporate Center Drive Miami, Florida	33126
(Address of principal executive offices)	(Zip Code)

(305) 436-4000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01.	Entry into a Material Definitive Agreement.

Overview

On May 15, 2019, NCL Corporation Ltd. (“NCLC”) entered into a Credit Agreement with Bank of America, N.A., as administrative agent and as collateral agent, and certain other lenders thereto (the “Norwegian Jewel Credit Agreement”), providing for term loans in an aggregate principal amount of $260,000,000. The term loans drawn under the Norwegian Jewel Credit Agreement shall be used for general corporate purposes, including, without limitation, to prepay all outstanding indebtedness under that certain loan agreement, dated as of September 22, 2006, as amended, among Norwegian Epic, Ltd. and the lenders party thereto (the “Norwegian Epic Agreement”). The maturity date of the Norwegian Jewel Credit Agreement is May 15, 2022.

Interest Rate and Fees

The loans under the Norwegian Jewel Credit Agreement shall bear interest at a per annum rate of LIBOR plus a margin of 0.80%. In addition to paying interest on outstanding loans under the Norwegian Jewel Credit Agreement, we are required to pay customary agency fees.

Payments, Reductions and Prepayments

The loans under the Norwegian Jewel Credit Agreement shall be repaid in semiannual amounts equal to $37.44 million, commencing on the six month anniversary of the Norwegian Jewel Credit Agreement, with the balance payable on the maturity date.

NCLC may voluntarily and permanently repay the loans drawn under the Norwegian Jewel Credit Agreement, in whole or in part, at any time, subject to payment of breakage fees.

NCLC shall be required to prepay outstanding amounts under the Norwegian Jewel Credit Agreement upon the sale or total loss of the NORWEGIAN JEWEL vessel.

Guarantee and Security

All obligations of NCLC under the Norwegian Jewel Credit Agreement will be guaranteed by Norwegian Jewel Limited, and will be secured by a first priority perfected security interest in the equity of the Norwegian Jewel Limited, a first lien ship mortgage on the NORWEGIAN JEWEL vessel and by first priority assignments of certain interests related to the NORWEGIAN JEWEL vessel.

This summary of the Norwegian Jewel Credit Agreement, including the guarantee thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of the relevant agreements.

Item 1.02.	Termination of a Material Definitive Agreement

On May 15, 2019, NCLC repaid all amounts outstanding under, and terminated, the Norwegian Epic Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, NCL Corporation Ltd. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 16, 2019	NCL CORPORATION LTD.

	By:	/s/ Mark A. Kempa
Mark A. Kempa
Executive Vice President
and Chief Financial Officer